Exhibit 99.1

TransAtlantic Petroleum Corp.

Announces Closing of Second Stage of Private Placement

FOR IMMEDIATE RELEASE

Calgary, Alberta (May 30, 2008) – TransAtlantic Petroleum Corp. (TSX: TNP) announced today that it has closed the second stage of the private placement announced on March 28, 2008 with Riata Management LLC and its affiliates, including Longfellow Energy, LP and Longe Energy Limited (“Riata”).

In the second stage of the private placement, which was approved by disinterested shareholders at the Company’s annual and special meeting of shareholders held on May 20, 2008, the Company issued 25 million common shares to Riata and certain associated persons at Cdn $0.36 per share for gross proceeds of Cdn $9.0 million to the Company. Malone Mitchell 3rd, the head of Riata, and Matthew McCann, the general counsel of Riata, were elected to the Board of Directors of the Company, and Mr. Mitchell was elected by the Board of Directors of the Company to serve as Chairman.

The Company used a portion of the gross proceeds of the second stage of the private placement to repay the U.S. $2.0 million short-term loan due to Riata. Because the Company repaid the Riata loan prior to June 15, 2008, interest on the loan was waived. The remaining net proceeds of the second stage of the private placement will be used to fund drilling activities in Romania and for general corporate purposes.

TransAtlantic is engaged in the exploration, development and production of crude oil and natural gas in Morocco, Turkey and Romania. Common shares of TransAtlantic are listed on the Toronto Stock Exchange under the symbol “TNP.”

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Contacts:
Scott C. Larsen, President
Phone:	(214) 220-4323
Internet:	http://www.tapcor.com
Address:	5910 N. Central Expressway, Suite 1755
Dallas, Texas 75206

This news release contains statements concerning expectations, plans, goals, objectives, assumptions, information or statements about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, oil and gas prices remaining relatively consistent with their current prices, access to the fields, availability of drilling rigs and other equipment, obtaining drilling success consistent with expectations, regulatory approvals being obtained and estimated timelines being met and the actual costs being consistent with estimated costs.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to the political stability of the countries in which the Company operates, reliance on those countries’ current hydrocarbon and tax laws and regulations, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geological data, competition, reduced availability of drilling and other well services, volatility of oil and gas prices, fluctuations in currency and interest rates, The Company’s ability to access external sources of debt and equity capital, imprecision in estimating the timing and costs of drilling and development, the Company’s ability to secure adequate product transportation, changes in environmental and other regulations or the interpretation of such regulations, the ability to obtain necessary regulatory approvals, weather and general economic and business conditions.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.